January 11, 2013

To our shareholders:

I hope that this note finds you well as we enter the New Year. It has been a little more than 6 weeks since I joined Nutrisystem as President and Chief Executive Officer, and I wanted to take this opportunity to say hello and to give you a bit of insight into how I view the company, what attracted me to this opportunity, and the strategic initiatives I am reviewing with our Board of Directors so that we can execute a turnaround and return to growing shareholder value.

I can tell you with each passing day I become more excited about the opportunity we have here at Nutrisystem. Every day we help consumers all across the country lose weight and live healthier, more vibrant lives. We're combating obesity, the #1 health problem facing America, for around $8 a day. What we do matters.

Certainly, this is a turnaround story, and our turnaround strategy will focus on three key areas: (1) a return to direct marketing fundamentals, (2) a relentless focus on margin improvement, and (3) a clear prioritization of our growth initiatives with adequate funding to ensure success.

Business fundamentals

At its core, Nutrisystem is a direct consumer response business. To be successful we need to return to the fundamentals of running a direct marketing business, including an intense focus on the analytics behind our marketing decisions, and the optimization of those analytics over time.

When I joined in November, one of my first actions was to emphasize to the entire team the absolute necessity of focusing on analytics and optimization as the framework for all decision making. The beauty of a direct marketing business is that it is inherently measurable, and there is significant opportunity to engage with the consumer to gain insights through more robust upfront testing, consumer research, and social media interaction. As we restore marketing discipline, it will improve our position from one of being reactive to proactive and, additionally, it will make our business more predictable.

It is also critical that we clearly define our unique selling proposition to our potential customers and that we speak in a new and clear voice. Our product is based on science, and it works. That underpins our credibility. Nutrisystem® Success® is affordable, starting at about $8 per day. That underpins our value. However, the decision to embark on a weight loss journey is an emotional one for our customers, 70 percent of whom are women. So I'm working with the team to infuse more of a female perspective into our message so we can better resonate with women who struggle with their weight.

As we focus on margin improvement, every line item on the income statement, in every department, is under intense scrutiny. We have tough decisions to make, but I am confident that we can reduce expenses throughout the business to recover operating margins. Opportunities to improve margins exist within cost of goods sold, overhead expenses, and marketing spend. Additional improvements will come from price/offer optimization, cross-sell, and retention-based initiatives.

Disciplined investment in growth initiatives

Over the past several years, Nutrisystem invested in a number of new growth initiatives, but few have led to sustainable revenue streams for the company. Going forward, it is essential that we focus our priorities around our strengths and brand promise. We must make the appropriate level of investment in a few well-chosen growth initiatives to drive results, rather than having our hands in multiple initiatives but not investing enough in any one to ensure success.

In addition, we have underleveraged our customer database and the significant marketing opportunity that comes along with it. We have not had a customer-centric focus that extends beyond our food programs, and we need to begin to offer additional products, services, and flexibility to our customers to help them achieve their weight loss goals. We need to place more attention on product development and programs that better serve consumers across all dimensions of their weight loss journey.

I also believe there are significant new revenue opportunities that we have not seriously evaluated in the past, such as licensing the Nutrisystem brand, strategic partnerships, and pursuing a focused international expansion strategy. I am carefully reviewing our key growth initiatives to identify the most promising ones where we can focus and make the appropriate level of investment to drive success. Areas under immediate evaluation include digital, retail, licensing, medical marketing and international expansion.

Improved corporate governance

Nutrisystem takes its responsibilities as a publicly-traded company seriously, and we are working to ensure that shareholders' interests are front-and-center all throughout our business.

On the heels of our 2011 annual meeting of shareholders, we conducted an extensive review of our executive compensation packages to ensure that they were aligned with shareholder interests. We made significant changes to executive compensation as a result of that initiative, which enabled us to achieve a favorable say-on-pay vote at the 2012 annual meeting.

In addition, we began the process of enhancing our Board of Directors. In 2012, we added three new directors to the board, including Mike Hagan, the visionary behind Nutrisystem's significant financial success from 2002 through 2008, as Chairman; Paul Guyardo, Executive Vice President, Chief Revenue and Marketing Officer for DIRECTV, the nation's leading satellite television service; as well as myself. We also separated the roles of Chairman of the Board and Chief Executive Officer, in alignment with current corporate governance best practices.

In the coming months, we intend to continue to seek new talented directors who can bring a fresh perspective to the board and provide valuable skill sets that align with our corporate growth strategies.

Shareholder visibility

Over the past few years we have been less visible at investor conferences and road shows as management hunkered down to focus on the business. I have already started the process of increasing Nutrisystem's visibility with the investment community, and have connected with a number of you over the past few weeks. I intend to continue the process of rebuilding our connection to and credibility with the investment community as part of my leadership of the company.

In my early conversations with investors and analysts, a common theme is that you want more visibility into the fundamental metrics that drive our business. While we have to carefully balance the disclosure needs of our investors and analysts with competitive business issues, my commitment to you is that we will work to meet your requests in this regard.

We didn't get where we are overnight, and our turnaround won't happen in a day either, but I commit to shareholders that we will be visible and available as we make decisions and move forward with our turnaround plan. We expect to announce fourth quarter 2012 results in early March, and at that time I will provide more details on our plans to grow shareholder value.

A great opportunity

Taking the top job at Nutrisystem is well-aligned with my previous experiences at Reader's Digest Association (RDA). During my time at RDA, I relished the challenge of identifying and monetizing new revenue sources, turning around struggling businesses, and leveraging multi-channel marketing and affinity approaches, all of which are directly applicable to a Nutrisystem turnaround. As mentioned earlier, we have an underleveraged database that can be capitalized on; and in my view, analytics, optimization, and good direct marketing transcend industries.

Nutrisystem is one of the best-known brands in an industry that has seen its share of competitors come and go. Our program works, and millions of dieters have met their weight loss goals with Nutrisystem. We have a large addressable market that gets bigger every year, as the obesity epidemic continues to persist both in the U.S. and internationally. So the market supports a turnaround.

Now we need to focus on revenue drivers as well as efficiency in spend. We need to clearly define what our core value proposition and points of differentiation are to the customer. We must have a broader array of products and offerings to help customers succeed on their weight loss journeys. And we have to make sure our marketing communications are delivered with clarity and relevance. While Nutrisystem has faced its share of challenges over the last few years, I believe our problems are imminently fixable.

A word on our diet season plans, as this letter is reaching you in the midst of our January 2013 launch. I arrived at Nutrisystem in mid-November, and at that time our planning cycle was already well underway. However, I believe that the marketing team has a more cost-effective and well thought-out plan this year. We plan to utilize a range of media channels and creative approaches and carefully monitor customer response and conversion, rigorously applying the direct marketing principles of analytics and optimization. Going forward, as mentioned, I am going to work with the marketing team to hone and simplify our customer message so that the Nutrisystem value proposition regains its resonance and relevance with our target customers.

In closing, let me say that I appreciate your support of Nutrisystem. I want to assure you that my interests are 100 percent aligned with yours, and together with Mike Hagan, the Board of Directors, and the Nutrisystem team, we are committed to restoring the company to growth, increasing shareholder value, and success as we help more and more people achieve their weight loss goals. If at any time you wish to express concerns, schedule a meeting, or simply ask a question, please don't hesitate to email us directly at ir@nutrisystem.com.

I wish the best to you and your family in the New Year.

Sincerely,

/s/ Dawn M. Zier

Dawn M. Zier

President and Chief Executive Officer

Information provided and statements contained in this letter to shareholders that are not purely historical, such as the Company's future initiatives and prospects, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this letter to shareholders and the Company assumes no obligation to update the information included in this letter to shareholders. Statements made in this letter to shareholders that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this letter to shareholders.